Exhibit 10.2

Annual EPS RSU Award

CBRE GROUP, INC.

AMENDED AND RESTATED

2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNITS

GRANT NOTICE

CBRE Group, Inc. (the “Company”), pursuant to its Amended and Restated 2019 Equity Incentive Plan (the “Plan”), hereby grants to the “Participant” identified below an award (the “Award”) of that number of Restricted Stock Units set forth below (the “Units”). In general, each Unit is the right to receive one (1) share of the Company’s Class A Common Stock (the “Shares”) at the time such Unit vests. This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement (the “Agreement”) and the Plan (collectively, the “Award Documents”), both of which are attached hereto and incorporated herein in their entirety.

Grant Date:	[Grant Date]

Vesting Commencement Date:	[Grant Date]

Target Number of Units Subject to Award (“Target Award”):	[Number of Shares Granted]

Maximum Number of Units Subject to Award (“Maximum Award”):	200% of Target Award

Actual Award:

The actual number of Units subject to the Award (the “Actual Award”) will be determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”) based on Core EPS (as defined below) measured for fiscal year 20[ ] (the “Performance Period”), as follows:

(i) if the Core EPS is less than $[ ], the Actual Award will be zero;

(ii)  if the Core EPS is $[ ], the Actual Award will be equal to 50% of the Target Award;

(iii)  if the Core EPS is more than $[ ] but less than $[ ], the Actual Award will be equal to an amount linearly interpolated between 50% of the Target Award and the Target Award;

(iv) if the Core EPS is $[ ], the Actual Award will be equal to the Target Award;

(v)   if the Core EPS is more than $[ ] but less than $[ ], the Actual Award will be equal to an amount linearly interpolated between the Target Award and the Maximum Award; and

(vi) if the Core EPS is $[ ] or more, the Actual Award will be equal to the Maximum Award.

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Such determination will be made by the Committee following the end of the Performance Period, but by no later than the end of the first quarter of the calendar year following the Performance Period. If the Core EPS is less than $[ ], the Award will terminate on the date of such determination and Participant will have no further right, title or interest in or to the Award or the Units or underlying Shares subject to the Award. The Company and Participant acknowledge that each of the Core EPS amounts set forth above may be equitably adjusted by the Committee for any of the adjustments factors set forth in Section 12(a) of the Plan and as otherwise determined by the Committee in its reasonable discretion to be necessary to prevent enlargement or diminution of the benefits or potential benefits intended to be provided pursuant to the Award.

For purposes of the Award, “Core EPS” is defined as the Company’s earnings per share, as equitably adjusted by the Committee for any of the adjustments factors set forth in Section 12(a) of the Plan and as otherwise determined by the Committee in its reasonable discretion to be necessary to prevent enlargement or diminution of the benefits or potential benefits intended to be provided pursuant to the Award.

Vesting Schedule:	Subject to Section 4 of the Agreement, one hundred percent (100%) of the Units subject to the Actual Award shall vest on the third (3rd) anniversary of the Vesting Commencement Date.

Consideration:	No payment is required for the Shares, although payment may be required for the amount of any withholding taxes due as a result of the delivery of the Shares as described in greater detail in the Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of the Award Documents and the Plan’s Prospectus, and understands and agrees to the terms set forth in the Award Documents. Participant acknowledges that he or she is accepting the Award by electronic means and that such electronic acceptance constitutes Participant’s agreement to be bound by all of the terms and conditions of the Award Documents. By accepting the Award, Participant consents to receive any documents related to participation in the Plan and the Award by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Participant also acknowledges that this Grant Notice must be returned to the Company (including through electronic means). Participant further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between Participant and the Company regarding the acquisition of Units and Shares and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only, if any:

OTHER AGREEMENTS:

ATTACHMENTS:

I. Restricted Stock Unit Agreement

II. Amended and Restated CBRE Group, Inc. 2019 Equity Incentive Plan

CBRE GROUP, INC.

AMENDED AND RESTATED

2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the provisions of the Company’s Amended and Restated 2019 Equity Incentive Plan (“Plan”), the terms of the Grant Notice to which this Restricted Stock Unit Agreement is attached (“Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), CBRE Group, Inc. (the “Company”) grants you that number of Restricted Stock Units (the “Units”) as set forth in the Grant Notice as of the date specified in the Grant Notice (“Grant Date”). Defined terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. THE AWARD. The Company hereby awards to you the target number of Units specified in your Grant Notice. Each Unit is the right to receive one (1) share of the Company’s Class A Common Stock (the “Shares”) on the Vesting Date (as defined below). The Units and the Shares are awarded to you in consideration for your continued service to the Company or its Subsidiaries and Affiliates (the “Company Group”).

2. DOCUMENTATION. As a condition to the award of the Units, you agree to execute the Grant Notice and to deliver the same to the Company (including through electronic means), along with such additional documents as the Committee may require, within the time period prescribed by the Company or else this Award shall be forfeited without consideration. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Award by electronic means or request your consent to participate in the Plan by electronic means. By accepting the Award, you consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

3. CONSIDERATION FOR THE AWARD. No cash payment is required for the Units or the Shares, although you may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of delivery of the Shares.

4. VESTING. Except as otherwise specified in this Agreement and the Plan, the Units will vest as provided in the Grant Notice (the “Vesting Date”). Any Units which have not vested as of the date of your termination of Continuous Service shall thereupon be forfeited immediately and without any further action by the Company, except as otherwise directed by the Committee; provided, that:

(a) If, after the Vesting Commencement Date, your Continuous Service terminates due to your death or Disability, the following number of unvested Units will continue to vest as provided in the Grant Notice:

(i) If such termination occurs prior to December 31 of the calendar year in which the Vesting Commencement Date occurs, any Units which have not vested as of the date of such termination shall thereupon be forfeited immediately and without any further action by the Company, except as otherwise directed by the Committee; or

(ii) If such termination occurs on or following December 31 of the calendar year in which the Vesting Commencement Date occurs, the number of unvested Units that will continue to vest as provided in the Grant Notice will be equal to all of the unvested Units subject to your Actual Award.

(b) If, after the Vesting Commencement Date, your Continuous Service terminates due to your Retirement (as defined below), and (x) after such termination through the applicable Vesting Date you have at all times satisfied certain noncompetition, nonsolicitation and confidentiality conditions imposed by the Company (in its sole discretion) upon or promptly following such termination and (y) you provide the Company with a certification (in a form acceptable to the Company) that you have satisfied all such conditions during such period, the following number of unvested Units will continue to vest as provided in the Grant Notice:

(i) If such termination occurs prior to December 31 of the calendar year in which the Vesting Commencement Date occurs, any Units which have not vested as of the date of such termination shall thereupon be forfeited immediately and without any further action by the Company, except as otherwise directed by the Committee; or

(ii) If such termination occurs on or following December 31 of the calendar year in which the Vesting Commencement Date occurs, the number of unvested Units that will continue to vest as provided in the Grant Notice will be equal to the number of unvested Units subject to your Actual Award.

(c) For purposes of the Award, “Retirement” means your voluntary termination following: (x) completion of at least ten (10) years of Continuous Service, and (y) (A) for U.S. Participants, your attainment of age sixty-two (62), or (B) for non-U.S. Participants, your attainment of age sixty-two (62) or such earlier age at which you are required to retire from Continuous Service under applicable law or an applicable retirement plan or policy. If you are eligible to qualify for Retirement under this subsection, you must provide evidence to that effect to the Company (in a form acceptable to the Company) on or before your termination date.

With respect to the vesting of this Award, the provisions of this Section 4 shall apply and supersede the terms of any other plan, program or arrangement maintained by the Company or the Company Group or any other agreement between you and the Company or the Company Group, with the exception of the CBRE Group, Inc. Amended and Restated Change in Control and Severance Plan for Senior Management (if applicable).

5. NUMBER OF SHARES AND PURCHASE PRICE. The number of Shares subject to your Award may be adjusted from time to time pursuant to the provisions of Section 12 of the Plan.

6. ISSUANCE AND CERTIFICATES. The Company will deliver to you a number of Shares equal to the number of vested Units subject to your Award, including any additional Units received pursuant to Section 5 above that relate to such vested Units, as soon as reasonably practicable after the applicable Vesting Date, but in no event later than December 31 of the calendar year in which the applicable Vesting Date occurs. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next business day. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell Shares only during certain “window periods,” as in effect from time to time (the “Policy”), or you are otherwise prohibited from selling Shares in the open market, and any Shares subject to your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell Shares pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell Shares in the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding Shares from your distribution, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to the Policy (regardless of whether you are still providing Continuous Service at such time) or the next business day when you are not prohibited from selling Shares in the open market, but in no event later than December 31 of the calendar year in which the applicable Vesting Date occurs.

There are no certificates evidencing the Units. Certificates evidencing the Shares to be delivered pursuant to this Agreement may be issued by the Company and registered in your name.

7. TRANSFER RESTRICTIONS. The Units are non-transferable. Shares that are received under your Award are subject to the transfer restrictions set forth in the Plan and any transfer restrictions that may be described in the Company’s bylaws or charter or insider trading policies in effect at the time of the contemplated transfer.

8. NO RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS. A Unit (i) does not represent an equity interest in the Company, and (ii) carries no voting rights. You will not have an equity interest in the Company or any shareholder rights, unless and until the Shares are delivered to you in accordance with this Agreement. Units, whether or not vested, shall be credited with dividend equivalents as and when dividends are paid on the Company’s actual Shares, with such dividend equivalents deemed to be invested in additional Units subject to this Agreement as of the corresponding dividend payment date (which additional Units shall vest upon the vesting of the underlying Units to which they are attributable). No dividend equivalents shall be credited with respect to any fractional Unit.

9. SECURITIES LAWS. Upon the delivery of the Shares, you will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. Notwithstanding any other provision of the Plan or this Agreement to the contrary, unless there is an available exemption from such registration, qualification or other legal requirements, Units may not be converted into Shares prior to the completion of any registration or qualification of the Units or the Shares that is required to comply with applicable state and federal securities or any ruling or regulation of any governmental body or national securities exchange or compliance with any other applicable federal, state or foreign law that the Committee shall in its sole discretion determine in good faith to be necessary or advisable.

10. LEGENDS ON CERTIFICATES. The certificates representing the Shares delivered to you as contemplated by this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11. AWARD NOT A SERVICE CONTRACT AND NO ENTITLEMENT TO FUTURE GRANTS. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation or right to continued employment or service with or to the Company Group. In addition, nothing in your Award shall obligate the Company, its stockholders, its Board or employees to continue any relationship that you might have as a member of the Board, as an employee or as any other type of service provider for the Company. You acknowledge and agree that this Award was granted in the Committee’s discretion and that neither the grant of this Award nor the issuance of any Shares pursuant to this Award creates any entitlement to or expectation of any future grant of Units or any future benefits in lieu of Units.

12. TAX CONSEQUENCES. You are responsible for any taxes due in connection with your receipt of this Award, including the vesting of such Award and delivery of Shares, and for declaring the Award to the relevant tax authority to which you are subject, if required.

13. WITHHOLDING OBLIGATIONS.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize the Company to satisfy its withholding obligations, if any, from payroll and any other amounts payable to you (or, in the Company’s discretion, from Shares that become deliverable upon vesting under this Award), and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant of or vesting of your Award or the delivery of Shares under the Award. Notwithstanding the foregoing, if you are a Section 16 officer of the Company under the Exchange Act, the Company will satisfy its withholding obligations, if any, by withholding a number of Shares that become deliverable upon vesting under this Award.

(b) Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares.

14. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be delivered by hand or sent by overnight courier, certified or registered mail, return receipt requested, postage prepaid, or electronic mail and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15. MISCELLANEOUS.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Committee to carry out the purposes or intent of this Award.

(b) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(c) The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

16. GOVERNING PLAN DOCUMENT. Your Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control.

17. DATA PRIVACY NOTIFICATION. You are hereby notified of the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement, any other Award materials and the Company’s Employee Personal Information Privacy Notice or Employee Privacy Notice and Consent Form, as applicable (the “Privacy Notice”), which is viewable on the GDPO Intranet Site at https://cbre.sharepoint.com/sites/intra-EthicsCompliance/SitePages/Data-Privacy—Policies.aspx. Such personal data may be collected, used and transferred by and among, as applicable, the Company, the Company Group and any third parties assisting (presently or in the future) with the implementation, administration and management of the Plan, such as Fidelity Stock Plan Services, or its successor, for the exclusive purpose of implementing, administering and managing your participation in the Plan. The Company’s basis for the processing and transfer of the data is described in the Company’s Privacy Notice. Where required under applicable law, personal data also may be disclosed to certain securities or other regulatory authorities where the Company’s shares are listed or traded or regulatory filings are made, or to certain tax authorities for compliance with the Company’s, the Employer’s and/or your tax obligations. You understand that the collection, use and transfer of your personal data is mandatory for compliance with applicable law and necessary for the performance of the Plan and that your refusal to provide such personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.

18. APPENDICES. Notwithstanding any provisions in this Agreement, if you reside in a country outside the United States or are otherwise subject to the laws of a country other than the United States, the Award shall be subject to the additional terms and conditions set forth in Appendix A to this Agreement and to any special terms and provisions (if any) as set forth in Appendix B for your country. Moreover, if you relocate outside the U.S., the special terms and conditions in Appendix A (applicable to all non-U.S. countries) and in Appendix B (applicable to your specific country) will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of this Agreement.

19. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX A

TO

RESTRICTED STOCK UNIT AGREEMENT

PROVISIONS APPLICABLE TO NON-U.S. COUNTRIES

This Appendix A includes additional terms and conditions that govern the Award and any dividend equivalents granted to you under the Plan if you are a Participant and reside and/or work in a country outside the United States of America (or later relocate to such a country). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Agreement to which this Appendix A is attached.

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Nature of Grant. In accepting the grant of the Award (including any dividend equivalents), you acknowledge, understand and agree that:

a. the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b. the grant of the Award and dividend equivalents is exceptional, voluntary and occasional;

c. all decisions with respect to future Units, dividend equivalents or other grants, if any, will be at the sole discretion of the Company;

d. you are voluntarily participating in the Plan;

e. the Award, dividend equivalents and any Shares subject to the Award, and the income and value of same, are not intended to replace any pension rights or compensation;

f. unless otherwise expressly agreed in a writing by you with the Company, the Award, dividend equivalents and the Shares subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a Subsidiary or Affiliate;

g. the Award, dividend equivalents and any Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

h. the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

i. no claim or entitlement to compensation or damages, including pro-rated compensation or damages, shall arise from forfeiture of the Award and dividend equivalents resulting from the termination of your Continuous Service as provided for in the Plan or in the Agreement;

j. for purposes of the Award and dividend equivalents, and unless otherwise expressly provided in the Plan, the Agreement or determined by the Company, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or any Parent, Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in the Plan, the Agreement or determined by the Company, your right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Award and the dividend equivalents (including whether you may still be considered to be providing services while on a leave of absence);

k. unless otherwise provided in the Plan or by the Company in its discretion, the Award, the dividend equivalents and the benefits evidenced by the Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

l. neither the Company nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award, the dividend equivalents or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.

Responsibility for Taxes. The following provisions supplement Section 13 of the Agreement:

You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award or the underlying Shares, including, but not limited to, the grant, vesting or settlement of the Award and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or dividend equivalents, and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award or any dividend equivalents to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any applicable taxable or tax withholding event, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by any of the methods referred to in Section 13(a) of the Agreement. In addition, you authorize withholding from proceeds of the sale of Shares acquired upon settlement of the Award and any dividend equivalents either through a voluntary sale, through a mandatory sale, through a “withhold to cover” program or any other scheme or program, in each case, arranged by the Company (on your behalf pursuant to this authorization without further consent by you).

The Company may withhold Shares otherwise deliverable under the Award or any dividend equivalents for Tax-Related Items solely by considering applicable minimum statutory withholding amounts. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Award or any dividend equivalents, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, if requested by the Company, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.

Language. You acknowledge that you are proficient in the English language and understand, or have consulted with an advisor who is proficient in the English language so as to enable you to understand, the provisions of the Agreement and the Plan. If you have received the Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

APPENDIX B

TO

RESTRICTED STOCK UNIT AGREEMENT

COUNTRY-SPECIFIC PROVISIONS

This Appendix B includes additional terms and conditions that govern the Award and dividend equivalents granted to you under the Plan if you are a Participant and reside and/or work in one of the countries listed herein. If you are a citizen or resident of a country other than the one in which you currently are working and/or residing (or if you are considered as such for local law purposes), or if you transfer or relocate employment or residence to another country after the Grant Date, the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to you.

This Appendix B also includes information regarding securities and other laws of which you should be aware with respect to your participation in the Plan. The information is based on laws in effect in the respective countries as of January 2024. Such laws are often complex and change frequently. As a result, you should not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the Award and any dividend equivalents or sell the Shares acquired under the Plan. In addition, the information noted herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the applicable laws may apply to your situation. That is your responsibility, and not the Company’s.

If you are a citizen or resident of a country other than the one in which you currently are working and/or residing (or if you are considered as such for local law purposes), or if you transfer employment or residence to another country after the Grant Date, the information noted herein may not be applicable to you in the same manner.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan, the Agreement and/or the Appendix A which this Appendix B follows.

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AUSTRALIA

Australian Offer Document. This offer of the Units is being made under Division 1A, Part 7.12 of the Australian Corporations Act 2001 (Cth). If the Participant acquires Shares under the Plan and subsequently offers the Shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act, 1997, applies to Awards granted under the Plan, such that the Award is intended to be subject to deferred taxation.

AUSTRIA

No country-specific provisions.

BELGIUM

No country-specific provisions.

CANADA

Form of Settlement. Notwithstanding any discretion contained in Sections 10(d) and 10(f) of the Plan or anything to the contrary in the Agreement, the Award and any dividend equivalents shall be settled in Shares only.

Labor Law Acknowledgement. The following provision replaces Section j. of the Nature of Grant section in Appendix A:

j. for purposes of the Award and dividend equivalents, and unless otherwise expressly provided in the Plan, the Agreement or determined by the Company, your Continuous Service will terminate, and your right (if any) to earn, seek damages in lieu of, or otherwise be paid any portion of the Units pursuant to the Agreement, will be measured by the date that is the earliest of (i) the date your employment with the Employer is terminated, whether by you or by the Company or the Employer; and (ii) the date you receive written notice of termination from to the Company or the Employer, in either case, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, you will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, your right to vest in the Units, if any, will terminate effective upon the expiry of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the Vesting Date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.

Securities Law Notice. You are permitted to sell Shares acquired upon the vesting and settlement of the Award and any dividend equivalents through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange (“NYSE”).

The following provisions apply if you are a resident of Quebec:

French Language Documents. A French translation of the Plan and the Agreement will be made available to the Participant as soon as reasonably practicable. The Participant understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. Notwithstanding anything to the contrary in the Agreement, and unless the Participant indicates otherwise, the French translation of the Plan and the Agreement will govern the Participant’s Unit and the Participant’s participation in the Plan.

Documents en français. Une traduction en français du Plan et du Contrat sera mise à la disposition du Participant dès que raisonnablement possible. Le Participant comprend que, de temps à autre, des informations supplémentaires liées à l’offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Nonobstant toute disposition contraire dans le Contrat, et à sauf indication contraire de la part du Participant, la traduction française du Plan et du Contrat régira l’Unité et participation au Plan du Participant.

Data Privacy. The Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information regarding the Participant’s Award and the Participant’s participation in the Plan from all personnel, professional or non-professional, involved with the administration of the Plan. The Participant further authorizes the Company, the Company’s subsidiaries and affiliates, the administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to disclose and discuss the Plan and the Participant’s participation in the Plan with their advisors. The Participant further authorizes the Company and the Company’s subsidiaries and affiliates to record information regarding the Participant’s Award and the Participant’s participation in the Plan and to keep such information in the Participant’s file. The Participant acknowledges and agree that the Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges and authorizes the Company, the Company’s subsidiaries and affiliates, the administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.

CHINA

The following provisions apply to Participants that are subject to the exchange control restrictions and regulations in the People’s Republic of China (“China”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion.

Satisfaction of Regulatory Obligations. The settlement of the Awards and any dividend equivalents upon vesting is conditioned upon the Company securing and maintaining all necessary approvals from SAFE and any other applicable government entities in China to permit the operation of the Plan in China, as determined by the Company it its sole discretion. If or to the extent the Company is unable to complete the registration or maintain the registration, no Shares shall be issued under the Plan. In this case, the Company retains the discretion to settle any Awards in cash paid through local payroll in an amount equal to the Fair Market Value of the Shares subject to the Awards and any dividend equivalents less any Tax-Related Items.

Mandatory Sale Restriction. To facilitate compliance with local regulatory requirements, you agree to the sale of any Shares to be issued to you under the Plan, including by the Company on your behalf if the Company so determines. The sale will occur, at the Company’s election: (i) immediately upon vesting, (ii) following your termination of Continuous Service, or (iii) within any other time frame as the Company determines to be necessary to comply with local regulatory requirements. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such shares. You acknowledge that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. You agree that the payment of the cash proceeds will be subject to the repatriation requirements described below.

You further agree that any Shares to be issued to you shall be deposited directly into an account with the designated broker. The deposited Shares shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. The limitation shall apply to all Shares issued to you under the Plan, whether or not you continue to be employed by the Company Group. If you sell Shares that you acquire under the Plan, the repatriation requirements described below shall apply.

Exchange Control Restrictions. By participating in the Plan, you understand and agree that, if you are subject to exchange control laws in China, you will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan. You further understand that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Company, the Employer or a Subsidiary or Affiliate, and you hereby consent and agree that the proceeds from the sale of Shares acquired under the Plan may be transferred to such account by the Company (or its designated broker) on your behalf prior to being delivered to you. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or its designated broker) to effectuate such transfers.

CZECH REPUBLIC

No country-specific provisions.

DENMARK

Labor Law Acknowledgment. The following provision supplements the Nature of Grant section in Appendix A:

By accepting the Award and any dividend equivalents, you acknowledge that you understand and agree that the Award and any dividend equivalents relate to future services to be performed and is not a bonus or compensation for past services.

FINLAND

No country-specific provisions.

FRANCE

Tax Information. The Units granted pursuant to the Award are not intended to be French tax-qualified restricted stock units granted under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Language Consent. By accepting the grant, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez avoir lu et compris le Plan et le Contrat qui ont été fournis en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

GERMANY

No country-specific provisions.

HONG KONG

Sale Restriction. Shares received at vesting and any dividend equivalents are accepted as a personal investment. In the event that the Award and any dividend equivalents vest and Shares are issued to you (or your heirs) within six (6) months of the Grant Date, you (or your heirs) agree that the Shares acquired pursuant to the Award and any dividend equivalents will not be offered to the public or otherwise disposed of prior to the six (6)-month anniversary of the Grant Date.

Securities Law Notice. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. Neither the grant of the Award (including any dividend equivalents) nor the issuance of Shares upon vesting and settlement of the Award constitutes a public offering of securities under Hong Kong law and are available only to Participants. The Agreement, the Plan and other incidental communication materials distributed in connection with the Award (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each Participant and may not be distributed to any other person.

INDIA

No country-specific provisions.

IRELAND

No country-specific provisions.

ISRAEL

Tax Consent. By accepting the Award, you acknowledge and declare that you are aware that the Company intends to seek a ruling from the Israeli Tax Authority (“ITA”) specifying that the Units will be subject to income tax and social insurance contributions at vesting/settlement of the Units (at which time withholding will be required). If you hold the Shares acquired upon vesting/settlement of the Units and subsequently sell the Shares, you will be solely responsible for reporting the relevant capital gain/loss to the ITA and paying any taxes to the ITA, if applicable.

Notwithstanding the aforesaid, you acknowledge and declare that you are aware, accept and will have no claims or arguments towards the Company if it applies for and/or will apply for any other or additional tax ruling with the ITA with respect to the Israeli tax treatment of the Units, including the Units that you were granted and/or the Units that you may be granted in the future, or if it decides not to do so.

Securities Law Information. The grant of Units does not constitute a public offering under the Securities Law, 1968.

ITALY

Acknowledgement of Terms. You acknowledge that by accepting this Award and any dividend equivalents, you have been given access to the Plan document, have reviewed the Plan and this Agreement in their entirety, and fully understand and accept all provisions of the Plan and this Agreement. Further you specifically and expressly approve the following sections of this Agreement: (i) Section 4 – Vesting; (ii) Section 6 – Issuance and Certificates; (iii) Section 8 – No Rights as a Stockholder; Dividend Equivalents; (iv) Section 11 – Award Not a Service Contract and No Entitlement to Future Grants; (v) Section 13 – Withholding Obligations (including the Responsibility for Taxes section in Appendix A which supplements Section 13); (vi) Section 16 – Governing Plan Document; and (vii) the Nature of Grant section in Appendix A.

JAPAN

No country-specific provisions.

MEXICO

Acknowledgement of the Agreement. By accepting the Award and any dividend equivalents, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement, including this Appendix B, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix B. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of the Nature of Grant section in Appendix A, in which the following is clearly described and established:

(1)	Your participation in the Plan does not constitute an acquired right.

(2)	The Plan and your participation in the Plan are offered by the Company on a wholly discretionary basis.

(3)	Your participation in the Plan is voluntary.

(4)	The Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of the Units granted and/or Shares issued under the Plan.

Labor Law Acknowledgement and Policy Statement. By accepting the Award and any dividend equivalents, you expressly recognize that the Company, with registered offices at 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, U.S., is solely responsible for the administration of the Plan and that your participation in the Plan and any payment you may receive pursuant to the Award and any dividend equivalent does not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is CBRE Inmobiliario, S. de R.L. de C.V., CBRE GCS, S. de R.L. de C.V., CBRE GWS Management Mexico, S. de R.L. de C.V., CBRE Services Mexico S. de R.L. de C.V., CBRE Servicios S.A. de C.V., CBRE, S.A. de C.V., as applicable. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and your employer and do not form part of the employment conditions and/or benefits provided by your employer and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its Subsidiaries, Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Reconocimiento del Otorgamiento. Al aceptar el Otorgamiento y cualesquiera equivalentes a dividendos, Usted reconoce que ha recibido una copia del Plan, que ha revisado el mismo en su totalidad, así como también el Acuerdo, incluyendo este Apéndice B, además que comprende y está de acuerdo con todas las disposiciones tanto del Plan y del Otorgamiento, incluyendo este Apéndice B. Asimismo, Usted reconoce que ha leído y manifiesta específicamente y expresamente la conformidad con los términos y condiciones establecidos en la sección Nature of Grant del Apéndice A, en los que se establece y describe claramente que:

(1)	Su participación en el Plan de ninguna manera constituye un derecho adquirido.

(2)	El Plan y su participación en el mismo son ofrecidos por la Compañía de forma completamente discrecional.

(3)	Su participación en el Plan es voluntaria.

(4)	La Compañía y sus Subsidiarias y sus Afiliados no son responsables de ninguna disminución en el valor de Unidades o de las Acciones Comunes emitidas mediante el Plan.

Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política. Al aceptar el Otorgamiento y cualesquiera equivalentes a dividendos, usted reconoce que la Compañía y sus oficinas registradas en 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, U.S., es el único responsable de la administración del Plan y que su participación en el mismo y cualquier pago que reciba como parte el programa del Otorgamiento y cualesquiera equivalentes a dividendos, no constituye de ninguna manera una relación laboral entre Usted y la Compañía, toda vez que su participación en el Plan deriva únicamente de una relación comercial con la Compañía, reconociendo expresamente que su único empleador es CBRE Inmobiliario, S. de R.L. de C.V., CBRE GCS, S. de R.L. de C.V., CBRE GWS Management Mexico, S. de R.L. de C.V., CBRE Services Mexico S. de R.L. de C.V., CBRE Servicios S.A. de C.V., CBRE, S.A. de C.V, en caso de ser aplicable. Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre Usted y su empleador, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por su empleador y expresamente Usted reconoce que cualquier modificación del Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de sus condiciones de trabajo.

Asimismo, Usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar su participación en cualquier momento, sin ninguna responsabilidad hacia Usted.

Finalmente, Usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia Usted otorga un amplio y total finiquito a la Compañía, sus Subsidiarias, Afiliadas, sucursales, oficinas de representación, accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

Securities Law Notice. The Units and Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Award and the dividend equivalents may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and the Employer and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of CBRE Inmobiliario, S. de R.L. de C.V., CBRE GCS, S. de R.L. de C.V., CBRE GWS Management Mexico, S. de R.L. de C.V., CBRE Services Mexico S. de R.L. de C.V., CBRE Servicios S.A. de C.V., CBRE, S.A. de C.V., as applicable, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

No country-specific provisions.

NEW ZEALAND

Securities Law Notice.

Warning

This is an offer of rights to receive Shares underlying the Award and dividend equivalents. Shares give you a stake in the ownership of the Company. Shares are quoted on the NYSE. This means you may be able to sell them on the NYSE if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Shares.

If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, you may not be given all the information usually required. You also will have fewer other legal protections for this investment.

In compliance with applicable New Zealand securities laws, you are entitled to receive, in electronic or other form and free of cost, copies of the Company’s latest annual report, relevant financial statements and the auditor’s report on said financial statements (if any).

You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

NORWAY

No country-specific provisions.

POLAND

No country-specific provisions.

PORTUGAL

Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Lingua. Você expressamente declara ter pleno conhecimento do idioma inglês e ter lido, entendido e totalmente aceito e concordou com os termos e condições estabelecidas no plano e no acordo.

PUERTO RICO

No country-specific provisions.

ROMANIA

No country-specific provisions.

RUSSIA

U.S. Transaction and Sale Restrictions. You understand that your acceptance of the Award and any dividend equivalents results in a contract between you and the Company that is completed in the United States and that the Plan is governed by the laws of the State of Delaware, without regard to its conflict of law provisions. Further, any Shares to be issued to you upon vesting and settlement of the Award and any dividend equivalents shall be delivered to you through a bank or brokerage account in the United States. You are not permitted to sell or otherwise transfer the Shares directly to individuals or legal entities in Russia, nor are you permitted to bring any certificates representing the Shares into Russia.

Securities Law Notice. This Agreement, the Plan and all other materials you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

SINGAPORE

Sale Restriction. You agree that any Shares issued to you upon vesting and settlement of the Award and any dividend equivalents will not be offered for sale or sold in Singapore prior to the six (6)-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.

Securities Law Notice. The Award is being made to you in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not being made with the view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been nor will it be lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. If you are the director (including an alternate, substitute, or shadow director) of the Company’s Singapore Subsidiary or Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Subsidiary or Affiliate in writing when you receive an interest (e.g., an Award or Shares) in the Company or any Parent, Subsidiary or

Affiliate. In addition, you must notify the Company’s Singapore Subsidiary or Affiliate when you sell Shares or shares of any Parent, Subsidiary or Affiliate (including when you sell Shares issued upon vesting and settlement of the Award). These notifications must be made within a prescribed period of time from acquiring or disposing of any interest in the Company or any Parent, Subsidiary or Affiliate. In addition, a notification of your interests in the Company or any Parent, Subsidiary or Affiliate must be made within a prescribed period of time from becoming a director. If you are the chief executive officer (“CEO”) of the Company’s Singapore Subsidiary or Affiliate and the above notification requirements are determined to apply to the CEO of a Singapore subsidiary or affiliate, the above notification requirements also may apply.

SLOVAKIA

No country-specific provisions.

SOUTH KOREA

No country-specific provisions.

SPAIN

Labor Law Acknowledgement. The following provision supplements the Nature of Grant section in Appendix A:

By accepting the Award and any dividend equivalents, you acknowledge that you understand and agree that you consent to participation in the Plan and that you have received a copy of the Plan.

You further understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Awards under the Plan to employees of the Company or any Parent, Subsidiary or Affiliate throughout the world. The decision to grant the Awards and dividend equivalents is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent, Subsidiary or Affiliate on an ongoing basis other than as set forth in this Agreement. Consequently, you understand that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Parent, Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the Shares is unknown and unpredictable.

Additionally, you understand that the vesting and settlement of the Award and any dividend equivalents is expressly conditioned on your continued and active rendering of service to the Employer such that if your Continuous Service terminates for any reason other than as expressly provided in Section 4 of the Agreement, your Award and dividend equivalents will cease vesting immediately effective as of the date of termination of your Continuous Service. This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate Continuous Service due to a change of work location, duties or any other employment or contractual condition; (4) you terminate Continuous Service due to the Company’s or any Parent’s, Subsidiary’s or Affiliate’s unilateral breach of contract; or (5) your Continuous Service terminates for any other reason whatsoever, in each case other than as expressly provided in Section 4 of the Agreement. Consequently, upon termination of your Continuous Service for any of the above reasons, you will automatically lose any rights to Awards and any dividend equivalents granted to you that were unvested on the date of termination of your Continuous Service, as described in the Agreement.

Finally, you understand that this grant would not be made to you but for the assumptions and conditions referred to herein; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of an Award and any dividend equivalents shall be null and void.

Securities Law Notice. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the offer of the Award and dividend equivalents. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

SWEDEN

Tax Acknowledgement. The following provisions supplement Section 13 of the Agreement as further supplemented by the Responsibility for Taxes section in Appendix A:

Without limiting the Company’s or the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 13 of the Agreement as further supplemented by the Responsibility for Taxes section in Appendix A, by accepting the Award and any dividend equivalents, you authorize the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to you upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Securities Law Notice. Neither this document nor any other materials relating to the Award and any dividend equivalents (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved by or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority (e.g., the Swiss Financial Market Supervisory Authority).

TAIWAN

Securities Law Notice. The Award, dividend equivalents and the Shares to be issued pursuant to the Plan are available only for Participants. The Award is not a public offer of securities by a Taiwanese company.

UNITED ARAB EMIRATES

Securities Law Notice. The Plan is being offered to employees and is in the nature of providing equity incentives to employees of the Company or any Parent, Subsidiary or Affiliate in the United Arab Emirates. Any documents related to the Award and the dividend equivalents, including the Plan, the Agreement, and other grant documents (“Plan Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective purchasers of the securities offered (i.e., the Units) should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor has it taken steps to verify the information set out in them, and thus, is not responsible for such documents. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. If you do not understand the contents of the Plan Documents, you should consult an authorized financial advisor.

UNITED KINGDOM

Tax Acknowledgement. The following provisions supplement Section 13 of the Agreement as further supplemented by the Responsibility for Taxes section in Appendix A:

Without limitation to Section 13 of the Agreement and the Responsibility for Taxes section in Appendix A, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax or other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any taxes or other amounts that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax or other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are a director or an executive officer (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by you within ninety (90) days of the end of the U.K. tax year (April 6 - April 5) in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable. You understand and agree that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Company or the Employer may obtain from you by any of the means referred to in the Plan or the Agreement.